UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 9, 2007

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 3 – Securities and Trading Markets

Item 3.03	Material Modification to Rights of Security Holders

On February 9, 2007, Yum! Brands, Inc. (the “Company”) announced that its Board of Directors (the “Board”) approved a second amendment (the “Second Amendment”) to the Rights Agreement, dated as of July 21, 1998 (as amended by that certain Agreement of Substitution and Amendment of Common Shares Rights Agreement, dated as of August 28, 2003, the “Rights Agreement”). The Second Amendment accelerates the expiration of the Company’s preferred stock purchase rights (the “Rights”). As a result of the Second Amendment, the Rights will expire and the Rights Agreement will terminate effective as of 5:00 P.M., New York City time, on March 1, 2007. A copy of the Second Amendment is attached hereto as Exhibit 4.1. A copy of the press release announcing this matter is attached hereto as Exhibit 99.1.

Section 8 – Other Events

Item 8.01	Other Events

On February 9, 2007, the Company announced that the Board had amended the Company’s Corporate Governance Principles to implement a majority voting policy for uncontested director elections. A copy of the press release announcing this matter is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.
4.1	Second Amendment to Rights Agreement, dated as of February 9, 2007, between Yum! Brands, Inc. and American Stock Transfer & Trust Company.
99.1	Press Release dated February 9, 2007 from Yum! Brands, Inc. reporting that the Yum! Brands, Inc. Board adopts governance changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: February 12, 2007	/s/ Scott Toop
Vice President and Associate General Counsel

                 Exhibit 4.1

SECOND AMENDMENT TO RIGHTS AGREEMENT

This Second Amendment to Rights Agreement (this “Amendment”), between Yum! Brands, Inc. (formerly known as Tricon Global Restaurants, Inc.), a North Carolina corporation (the “Company”), and American Stock Transfer & Trust Company, a New York banking corporation (as successor to BankBoston, N.A., a national banking association), as rights agent (the “Rights Agent”), is made as of February 9, 2007.

WHEREAS, the Company and BankBoston, N.A. entered into a certain Rights Agreement on July 21, 1998 (as amended by that certain Agreement of Substitution and Amendment of Common Shares Rights Agreement, dated as of August 28, 2003, the “Rights Agreement”);

WHEREAS, pursuant to the Agreement of Substitution and Amendment of Common Shares Rights Agreement, dated as of August 28, 2003, by and between the Company and American Stock Transfer & Trust Company, American Stock Transfer & Trust Company became the successor to BankBoston, N.A. as rights agent under the Rights Agreement effective as of August 28, 2003;

WHEREAS, Section 27 of the Rights Agreement provides, among other things, that prior to the Distribution Date, the Company and the Rights Agent shall, from time to time, if the Company so directs, supplement or amend any provision of the Rights Agreement in accordance with the provisions of Section 27 thereof, and that upon the delivery of a certificate from an appropriate officer of the Company which states that such supplement or amendment is in compliance with the terms of Section 27 of the Rights Agreement (the “Officer’s Certificate”), the Rights Agent shall execute such supplement or amendment;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement as set forth herein;

WHEREAS, the Officer’s Certificate is being delivered to the Rights Agent concurrently with the execution and delivery of this Amendment by the Company and the Rights Agent; and

WHEREAS, all acts necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Board and the Rights Agent.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

A.    Amendment to Section 7(a). Section 7(a) of the Rights Agreement shall be hereby amended and restated in its entirety as set forth below:

“Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)    Subject to Section 7(e) hereof, at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) 5:00 P.M., New York City time, on March 1, 2007, or such later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be extended by the Board, the “Final Expiration Date”), or (ii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 hereof (the earlier of (i) and (ii) being herein referred to as the “Expiration Date”).”

B.    Amendment to Exhibit B. Exhibit B to the Rights Agreement entitled “Form of Rights Certificate” shall be hereby amended to replace the words “July 21, 2008” with the words “March 1, 2007” in all places where such words appear.

C.    Amendment to Exhibit C. Exhibit C to the Rights Agreement entitled “Summary of Rights to Purchase Preferred Stock” shall be hereby amended to replace the words “July 21, 2008” with the words “March 1, 2007” in all places where such words appear.

D.    Expiration. Upon the expiration of the Rights in accordance with the terms of the Rights Agreement, as amended hereby, the Rights Agreement shall be terminated and of no further force or effect whatsoever without any further action on the part of the Company or the Rights Agent.

E.     Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

F.     Definitions. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein shall have the meanings assigned to them in the Rights Agreement.

G.    Construction. On and after the date first written above, each reference in the Rights Agreement to the “Agreement” shall mean the Rights Agreement as amended hereby. Except as expressly amended in this Amendment, the Rights Agreement shall remain in full force and effect and shall be hereby ratified and confirmed.

H.    Waiver of Notice. The Company and the Rights Agent hereby waive any notice requirement under the Rights Agreement pertaining to this Amendment or any of the matters covered by this Amendment.

I.      Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

J.      Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

K.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Rights Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest: By: /s/ Linda J. Gregg Name: Linda J. Gregg Title: Assistant Secretary	YUM! BRANDS, INC. By: /s/ R. Scott Toop Name: R. Scott Toop Title: VP & Associate General Counsel
Attest: By: /s/ Geraldine M. Zarbo Name: Geraldine M. Zarbo Title: Vice President	AMERICAN STOCK TRANSFER & TRUST COMPANY By: /s/ Herbert J. Lemmer Name: Herbert J. Lemmer Title: Vice President

Exhibit 99.1

YUM! BRANDS INC. BOARD

ADOPTS CORPORATE GOVERNANCE ENHANCEMENTS

Louisville, Ky. – February 9, 2007 – Yum! Brands Inc. (NYSE: YUM) today announced that its Board of Directors voluntarily adopted two corporate governance enhancements, terminating its shareholder rights plan and adopting majority voting.

David C. Novak, Chairman and Chief Executive Officer, said, “These actions represent best practice in corporate governance and are consistent with our goal of creating long-term, sustainable value for Yum! shareholders.”

Specifically, the Board of Directors amended the Company’s shareholder rights plan, commonly known as a “poison pill.” As a result of this amendment, the rights plan will automatically terminate at the close of business on March 1, 2007. Shareholders do not need to take any action in connection with the termination of the Company’s shareholder rights plan.

The Board of Directors also amended the Company’s Corporate Governance Principles to implement a majority voting policy for uncontested director elections. Under the amended Corporate Governance Principles, any director nominee who receives a greater number of “withheld” votes than “for” votes in an uncontested election of directors will be required to promptly tender his or her resignation from the Board. The Board will, through a process managed by the Nominating and Governance Committee of the Board and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. The Board will be required to accept the resignation unless the Board determines there is a compelling reason for the director nominee to remain on the Board, and the Board publicly discloses that reason.

The full text of the Company’s Corporate Governance Principles can be found at the Company’s investor relations Web site (http://www.yum.com/governance/principles.asp) under the “Corporate Governance” tab.

3

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by Fortune, one of the “40 Best Companies for Diversity” by Black Enterprise Magazine for the past two years, one of Black Enterprise Magazine’s “30 Hottest Franchises” for 2006, one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50 Corporations for Supplier Diversity” by Hispanic Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”